Exhibit 25.5(c)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of Trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)
700 South Flower Street
Suite 500
Los Angeles, California 90017
(Address of principal executive offices, including zip code)
WHITNEY HOLDING CORPORATION
WHITNEY CAPITAL TRUST III
(Exact name of obligor as specified in its charter)

Louisiana Delaware (State or other jurisdiction or incorporation or organization)	72-6017893 20-54225811 (I.R.S. Employer Identification No.)
228 St. Charles Avenue
New Orleans, Louisiana 70130
(Address of principal executive offices, including zip code)

Whitney Capital Trust III Preferred Securities
(Title of the indenture securities)

ITEM 1. GENERAL INFORMATION.
     Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C. 20219
United States Department of the Treasury
Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
     (b) Whether it is authorized to exercise corporate trust powers.
     Yes.
ITEM 2. AFFILIATIONS WITH THE OBLIGOR.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.
ITEM 16. LIST OF EXHIBITS.
Exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 16th day of January, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Assistant Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Los Angeles, California 90017
     At the close of business September 30, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	8,169
Interest-bearing balances	0
Securities:
Held-to-maturity securities	26
Available-for-sale securities	399,634
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	3,800
Securities purchased under agreements to resell	60,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	11,218
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	876,153
Other Intangible Assets	279,623
Other assets	150,704

Total assets	$1,789,327

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	1,047
Noninterest-bearing	1,047
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	141,035
Total liabilities	410,773
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	253,204
Accumulated other comprehensive income	2,830
Other equity capital components	0
Total equity capital	1,378,554

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,789,327

     I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz     )          Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)

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